Exhibit 10.2

OFFICENJ
SERVICE AGREEMENT

THIS AGREEMENT, made and entered into this 16th day of August 2012, by and between Ann Conlon Enterprises, LLC, doing business as OfficeNJ of Piscataway, NJ, herein referred to as OFFICENJ, and Wally World Media, Inc., herein referred to as CLIENT. OFFICENJ operates a suite of offices with support services referred to as the "Business Center" located at 200 Centennial Avenue, Suite 200, Piscataway, NJ, 08854, and CLIENT desires to utilize such space and services.

THEREFORE, the parties agree to the following:

TERM. The term of this agreement shall begin September 1, 2012 and end November 30, 2012. CLIENT shall have the option to renew at the end of the term at the same rate. If this contract is extended or continued past its expiration date for any reason, CLIENT agrees to give OFFICENJ written notice at least thirty (30) days prior to termination of CLIENT's obligation to OFFICENJ. OFFICENJ may deduct any unpaid contractual charges from CLIENT's security deposit held with OFFICENJ.

NATURE OF THE AGREEMENT. This agreement is the commercial equivalent of an Agreement for accommodation in a hotel. The whole of the Business Center remains our property and in our possession and control. You acknowledge that your Agreement creates no tenancy interest, leasehold estate or other real property interest in your favor with respect to the accommodation. The Agreement is personal to you and cannot be transferred or assigned to anyone else without written consent from OFFICENJ. We may transfer the benefit of your Agreement and our obligations under it at any time.

WHEN YOUR AGREEMENT ENDS. Upon your departure or if you, at your option, choose to relocate to a different accommodation within the Business Center, a flat fee ($100.00 per office) will be assessed to cover the routine cost of repainting and redecorating the accommodation to return it to it's original condition, as well as general maintenance to the common areas of the Business Center. We reserve the right to charge additional reasonable fees for any repairs needed above and beyond normal wear and tear. If you leave any of your own property in the Business Center we may dispose of it in any way we chose without owing you any responsibility for it or any proceeds of sale.

BASIC SERVICE CHARGE. CLIENT agrees to pay as the Basic Service Charge for the use of Office 222, plus included services set forth herein, the sum of Nine Hundred and Twenty Five Dollars ($925.00) per month, payable in advance on the first day of each month. Upon execution of this agreement, CLIENT agrees to pay the first month's Basic Service Charge in advance. This charge is based on the offices and services being used by 2 people only. If, as determined solely by OFFICENJ, more than 2 people habitually use the offices or services, the Basic Service Charge will be increased by Three Hundred Dollars {$300.00) for each additional person.

SERVICES. The monthly Basic Service Charge shall include, in addition to the exclusive use of Office 222, the following services: Use of common reception area; guest reception from 8:30 AM to 5:30 PM Monday through Friday (except holidays); up to Ten (10) hours use of the conference rooms or visitor's office per month, subject to prior reservation; incoming mail handling; and use of kitchen facilities. Additional Services are available at rates established by OFFICENJ from time to time.

RETAINER. CLIENT shall maintain with OFFICENJ the amount of One Thousand Three Hundred Eighty Seven Dollars and Fifty Cents ($ 1,387.50) as security for the full and faithful performance of the terms, covenants, and conditions of this Service Agreement. This retainer is not to be regarded as the last month's Basic Service Charge, nor is it to be considered a security deposit on a tenancy interest or leasehold estate.

If repairs become necessary, OFFICENJ will cause the repairs to be made and, if repairs to any element of the Business Center are necessitated by CLIENT's misuse or abuse, the repair charges will be deducted from CLIENT's retainer. If default shall be made in the payment of the Basic Service Charge or other sums required to be made by CLIENT, or if CLIENT defaults in the performance of any of the other covenants, agreement or conditions to be kept and performed hereunder, OFFICENJ may at its election, without notice and without terminating this Agreement, apply the retainer funds to payment of the Basic Service Charge or other sums due hereunder, or OFFICENJ may terminate this Service.

OFFICENJ shall not be required to keep this retainer separate from its general funds, and CLIENT shall not be entitled to interest on such retainer.

LATE PAYMENT. If service charges are not paid by the Fifth Day (5th) of the Month in which due, there shall be added to the amount due a Late Payment Service Charge of Five Percent (5%) of the amount due. The Late Payment Service Charge is not interest, but a service fee to compensate OFFICENJ for additional administrative and clerical time associated with collecting and accounting for the late payment. If service charges are not paid in good funds by the Tenth (10th) day of the month in which due, CLIENT shall be responsible for costs incurred by OFFICENJ in connection with efforts to collect the amounts due. If a check tendered by CLIENT is returned for insufficient funds, uncollected funds or stopped payment, there shall be a Twenty-Five Dollar ($25.00) service fee charged to CLIENT.

SIGNAGE. CLIENT shall use no signs or advertisements in or about the building without prior written approval of OFFICENJ.

UTILITIES & CLEANING. The Basic Service Charge paid hereunder shall include all utilities, including electricity and water, Heating and air conditioning shall be available at temperatures and times that shall be reasonable and comfortable. OFFICENJ shall provide all cleaning, repairs and maintenance for the office except that CLIENT shall be responsible for cost of damages caused by CLIENT or its employees or invitees.

TELEPHONE EQUIPMENT. If CLIENT decides to use the phone services offered by OFFICENJ, CLIENT agrees to pay OFFICENJ for use of telephone equipment installed in Office 222 as follows: A one-time programming charge of Zero Dollars ($00.00), payable at the time this Service Agreement is executed, and the sum of ($100.00) per month per extension for local telephone service on two lines, with payments to be made in advance on the first day of each month, including any provision for partial months. If CLIENT should desire to have a dedicated analog modem or facsimile line installed in the office during the term of this agreement, the charge for the provision of such lines shall be Fifty Dollars ($50.00) per month, per line, payable in advance. OFFICENJ agrees to provide T1 Internet Service in each office during the term of this agreement at no additional charge.

All components of the teiecommunications package, including any telephone numbers used by CLIENT, shall remain at all times the property of OFFICENJ, and CLIENT shall acquire no rights or claims of possession or ownership of such components except as may be authorized and specified, in writing, by OFFICENJ. In the event that any toll fraud or illegal use or misuse of telecommunications services is traceable to CLIENT, CLIENT shall immediately pay and reimburse OFFICENJ for all charges and costs associated with or flowing from, whether directly or indirectly, such fraud, illegal use or misuse. In the event such fraud, illegal use or misuse occurs, OFFICENJ may, at its sole discretion, immediately terminate this agreement. All changes of telephone service shall be ordered only by OFFICENJ.

VOICE MAIL. Use of one voice mailbox per extension is included in the Basic Service Charge. CLIENT agrees to pay OFFICENJ Twenty-Five Dollars ($25.00) per month for each additional voice mailbox requested. Payments will be made in advance on the first day of each month, including any provision for partial months.

FURNITURE. Without OFFICENJ's prior approval, all furniture is to be left in said premises, and to be returned to OFFICENJ at the end of the Service Agreement term in the same condition received excepting reasonable wear and tear.

PARKING. OFFICENJ shall provide parking for the non-exclusive use of CLIENT and its invitees.

USE. Client agrees to use the assigned office space exclusively for office activities. CLIENT will not store or use in the office any machinery, chemicals or other matter that will increase the fire hazard, cause any abnormal amount of noise, create any smell or use an abnormally large amount of electricity.

DAMAGE. OFFICENJ is not liable for any damage to personal property owned by CLIENT or its invitees unless the damage is caused by OFFICENJ'S gross negligence or willful misconduct, or that of its employees. Each party shall be responsible for carrying such insurance as it deems advisable to protect its own interest.

FIRE OR OTHER CASUALTY. In the event the Business Center or the Building should be totally destroyed by fire, tornado, or other casualty or be so damaged that rebuilding or repairs cannot be completed within Sixty (60) days after the date of such damage, CLIENT or OFFICENJ, at its option, may terminate this Agreement. In the event the Premises or the Building should be damaged but only to the extent that the rebuilding or repairs can be completed within Sixty (60) days after the date of such damage, OFFICENJ may elect to terminate this Service Agreement or, within Fifteen (15) days after such damage, notify CLIENT of OFFICENJ'S intention to repair the Premises, in which event the Basic Service Charge shall be abated only for the period of time in which such Premises are not available for use by CLIENT.

NUISANCE. CLIENT shall control its conduct and that of its employees and invitees in such a manner as not to create a nuisance nor interfere with nor disturb activities of others within the Business Center.

PROPERTY ON PREMISES. All property left in the Business Center by CLIENT at contract expiration or client departure shall be deemed to be abandoned to OFFICENJ. OFFICENJ shall have a contractual lien upon all property brought on the premises to secure amounts due hereunder.

COLLECTION. In the event OFFICENJ or CLIENT shall hire an attorney to collect any amounts due hereunder, and prevail in such action, the amount of such attorney's fees shall be added to the amount due from the other party.

ENTIRE AGREEMENT. This agreement shall replace all prior negotiations, agreements or representations and may only be modified in writing as signed by both parties. OFFICENJ has appointed Arthur Kretchman as sole agent authorized to represent, negotiate and bind OFFICENJ. CLIENT has appointed  ___________________ as agent(s) authorized to represent, negotiate and bind CLIENT.

GOVERNING LAW. This agreement is executed and performed in Piscataway, New Jersey. This Agreement shall be construed under the laws of the State of New Jersey. In the event of litigation, venue shall be Middlesex County, New Jersey.

DEFAULT. In the event that CLIENT shall default in the prompt payment of Basic Service Charge or other charges when same are due, or violate or omit to perform any of the material provisions of the Agreement as herein written, or in the event that CLIENT shall abandon the premises or leave them vacant, OFFICENJ may send written notice of such default to CLIENT by registered mail, and unless CLIENT shall completely cure said default within Five (5) calendar days after receipt of notice, OFFICENJ may immediately discontinue all services, enter by force, without being liable for prosecution therefore, take possession of the Office listed hereunder and remove all persons and property there from, and may elect to cancel this Agreement and receive the Basic Service Charge therefore, which Basic Service Charge shall first be applied to the expenses incurred by OFFICENJ in entering and re-marketing the use of the office, and then to the payment of the remaining service charges due and payable under this Service Agreement, CLIENT to remain liable for any deficiency that may result. OFFICENJ shall have the right to change locks at any time while a default has occurred and is continuing in addition to all other remedies hereunder.

EMPLOYEE REPLACEMENT COSTS. CLIENT acknowledges that OFFICENJ expends substantial amounts of money to acquire and maintain employees for its services provided to CLIENT, including employment agency fees, officer's time and training costs. CLIENT agrees that during the term of this Service Agreement and for a period of One (1) Year thereafter, that in the event CLIENT hires or attempts to hire, on behalf of himself or any person or organization, any employee of OFFICENJ who is employed by, or who is within 90 days after ending employment by the Business Center, that upon any breach hereof, it will, as liquidated damages, pay a sum equal to Twenty Thousand Dollars ($20,000), plus any attorney's fees and expenses incurred in attempts to collect payment under this provision. This prohibition shall apply to all persons employed by OFFICENJ during the term of this Agreement.

OFFICENX s ACCESS TO OFFICES. OFFICENJ reserves the right, at any time during the continuance of this Service Agreement, to enter upon the offices for the purposes of inspecting or repairing same and for any other reasonable purpose that does not interfere with CLIENT's intended use.

RULES AND REGULATIONS. CLIENT shall observe and comply with the Rules and Regulations reasonably promulgated by OFFICENJ from time to time.

AGENTS AND BROKERS. CLIENT and OFFICENJ warrant that they have had no dealings with any real estate agent, broker, salesman, manager, or finder in connection with securing this Service Agreement. CLIENT and OFFICENJ agree to indemnify and hold each other harmless from any cost, lien, claim, or expense of any other such agent, broker, salesman, or finder incurred in connection with this Service Agreement.

THE NATURE OF YOUR BUSINESS. CLIENT must only use the accommodation for office purposes and only for the business stated in your Agreement or subsequently agreed with us. Use of a "retail" nature, involving frequent visits by members of the public, is not permitted. CLIENT must not carry on a business which competes with our business of providing serviced office or cube accommodations. CLIENT must not use the name "OfficeNi" or ' -OFFICENJ" nor any of its associates in any way in connection with your business.

KEYS AND SECURITY. Any keys or entry cards which OFFICENJ lets CLIENT use remain our property at all times. CLIENT must uiot allow anyone else to use them without consent. Any loss must be reported to OFFICENJ immediately and CLIENT must pay the cost of replacement keys or cards and/or changing locks, if required. If CLIENT is permitted to use the Business Center outside normal working hours it is CLIENT'S responsibility to lock the doors to your accommodation/office and to the Business Center when you leave.

INSURANCE. It is your responsibility to arrange insurance for your own property which you bring into the Business Center and for your liability to your employees and to third parties.

INDEMNIFICATION. CLIENT shall indemnify and hold harmless OFFICENJ, its employees and agents, from and against any arid all claims, liabilities, demands, loss, costs or expense of every kind and nature relating to bodily injury to or death of any person or damage to property sustained in or about the Business Center to the extent approximately caused by the negligent or willful acts or omissions of the CLIENT, its employees or invitees. CLIENT shall give OFFICENJ prompt notice of any claim hereunder.

OFFICENJ shall not be responsible or liable to the CLIENT for any act or omission to the extent covered by insurance maintained or required to be maintained by the CLIENT with respect to its use of the Business Center (whether or not such insurance is actually obtained or maintained).

SMOKING IS NOT PERMITTED. CLIENT shall not smoke within the premises at any time. CLIENT acknowledges that smoking by CLIENT or its invitees is a nuisance and that OFFICENJ will expend significant monies to remove any smoke stains and/or odors at the CLIENT's expense. A cleaning fee of $250 will be charged to CLIENT for each occurrence.

NOTICES. All notices to be delivered hereunder shall be sent by U.S. Mail Certified, Return Receipt Requested, or delivered in person, addressed as and to the attention of the respective persons set forth below. Each such notice shall be deemed delivered on the first business day following its receipt, refusal or attempted delivery, as appropriate, at the address of the party to be noticed.

AS TO OFFICENJ:	AS TO CLIENT:
Arthur Kretchman	Wally World Media, Inc.
200 Centennial Avenue	157 Broad ST
Suite 200	Suite 109
Piscataway, NJ 08854	Red Bank NJ 07701

AGREED to as of the date first above written.

/s/ Darin Myman
By: Arthur Kretchman, Owner	Client's Signature
Or: Lee A. Bailey, ivIanager
Darin Myman
Print Name

Client's Signature

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PLEASE INITIAL ALL PAGES IN LOWER LEFT CORNER.